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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors and Stockholders
Samsonite Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-05467, 333-19281, 333-20775, 333-28663, 333-52185 and
333-53935) of Samsonite Corporation of our report dated March 22, 1999, except as to notes 15 and 19, which are as of April 9, 1999, relating to the consolidated balance sheets of Samsonite Corporation and subsidiaries as of January 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the years in the three-year period ended January 31, 1999, and the related financial statement schedule, which report appears in the January 31, 1999 Annual Report on Form 10-K of Samsonite Corporation.



                                              KPMG LLP

Denver, Colorado
April 16, 1999